UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 29, 2026
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2026, CarMax, Inc. (the “Company”) announced that Diane Cafritz, the Company’s Executive Vice President and Chief Innovation and People Officer, will be leaving the Company effective December 31, 2026. Ms. Cafritz is eligible to receive the benefits, as revised as noted below, provided under Section 7.3 of her previously filed severance agreement with the Company, as amended and restated effective March 1, 2026, and filed as Exhibit 10.1 to CarMax’s Current Report on Form 8-K, filed March 2, 2026 (the “Severance Agreement”) (File No. 1-31420). Under Section 7.3 of the Severance Agreement, Ms. Cafritz is eligible to receive an amount equal to the product of one-and-a-half (1.5) and the sum of (x) her annual base salary and (y) the target annual bonus amount. In connection with Ms. Cafritz’s departure, the Company and Ms. Cafritz entered into an amendment to the Severance Agreement (the “Amendment”), pursuant to which Section 7.3 of the Severance Agreement has been modified to remove subpart (y) from the foregoing calculation. In its place, Ms. Cafritz will be eligible to receive her full-year actual fiscal year 2027 annual bonus as determined in accordance with the Company’s Annual Performance-Based Bonus Plan.

In connection with Ms. Cafritz’s departure, the Company and Ms. Cafritz entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Ms. Cafritz will provide consulting services to the Company. Among other things, the Consulting Agreement extends by an additional six months the terms of the non-solicitation and non-competition covenants in the Severance Agreement, which will expire two and a half years from the effective date of her departure. In consideration of Ms. Cafritz’s consulting services during the six-month consulting period, the Company will pay Ms. Cafritz an amount equal to half of her current annual base salary, which amount in the aggregate will total $360,500. The term of the Consulting Agreement shall commence on January 1, 2027 and shall end on June 30, 2027, unless terminated earlier in accordance with the terms of the Consulting Agreement.

The foregoing descriptions of the Amendment and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendment and the Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
10.1	Amendment to the Amended and Restated Severance Agreement, dated July 29, 2026, by and between CarMax, Inc. and Diane L. Cafritz

10.2	Consulting Agreement, effective January 1, 2027, by and between CarMax, Inc. and Diane L. Cafritz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: July 31, 2026	By: /s/ John M. Stuckey, III
John M. Stuckey, III
Senior Vice President, General Counsel
and Corporate Secretary